-------------------------------------------------------------------------------
-------------------------------------------------------------------------------








                      HEALTH CENTER PURCHASE AGREEMENT
                                    AMONG
                         PHP HEALTHCARE CORPORATION,
                     PINNACLE HEALTH ENTERPRISES, L.L.C.,
                        PINNACLE MEDICAL GROUP, P.A.,
               BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC.,
                        MEDIGROUP OF NEW JERSEY, INC.,
                                     AND
                  PHYSICIAN GROUP PRACTICE ASSOCIATES, P.A.

                        Dated as of December 16, 1996








-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----
ARTICLE I -- DEFINITIONS

1.01.    Definitions......................................................2
1.02.    Construction....................................................10

ARTICLE II -- TRANSFER OF ASSETS

2.01.    Sale and Purchase of Health Center Assets.......................10
2.02.    Sale and Purchase of PGPA Assets................................12
2.03.    Assets of Affiliates............................................13
2.04.    Assignment of Contracts, Rights and Obligations.................13
2.05.    Limited Assumption of Liabilities...............................13
2.06.    Purchase Price and Payment......................................14
2.07.    Interim Operating Payment.......................................15
2.08.    Allocation of Purchase Price Among the Purchased Assets.........17
2.09.    Assignment of Right to Purchase Health Center Assets............17
2.10.    Apportionment...................................................18

ARTICLE III -- THE CLOSING

3.01.    Time and Place..................................................18
3.02.    Deliveries by Sellers...........................................18
3.03.    Deliveries by Purchasers........................................19
3.04.    Transfer Taxes/Real Estate Taxes................................19
3.05.    Notices of Sale.................................................20

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF PURCHASERS

4.01.    Organization....................................................20
4.02.    Due Authorization...............................................20
4.03.    Consents........................................................21
4.04.    No Conflicts....................................................21
4.05.    Brokers and Finders.............................................21
4.06.    No Plans to Acquire HMO.........................................21
4.07.    Disclosure......................................................21

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF SELLERS

5.01.    Organization....................................................21
5.02.    Due Authorization...............................................22
5.03.    Consents........................................................22

5.04.    No Conflicts....................................................22
5.05.    Financial Statements............................................23
5.06.    Condition and Sufficiency of Assets.............................23
5.07.    No Undisclosed Liabilities......................................25
5.08.    Compliance with Legal Requirements..............................25
5.09.    Permits.........................................................25
5.10.    Legal Proceedings; Orders.......................................26
5.11.    Title to Properties.............................................27
5.12.    Commitments.....................................................27
5.13.    Books and Records...............................................28
5.14.    Insurance.......................................................28
5.15.    PGPA Physicians, Employees and Employee Benefit Plans...........28
5.16.    Taxes...........................................................28
5.17.    Environmental Matters...........................................29
5.18.    Disclosure......................................................30

ARTICLE VI -- COVENANTS

6.01.    No Solicitation of Transactions.................................30
6.02.    Interim Operations..............................................31
6.03.    Access to Information...........................................32
6.04.    Certain Filings, Consents and Arrangements......................32
6.05.    Notice..........................................................32
6.06.    Operating Agreement Payments....................................33
6.07.    Termination of Certain Agreements...............................33
6.08.    Regulatory Approvals............................................33
6.09.    Lockbox Accounts................................................34
6.10.    Agreements with Respect to PHP Shares...........................34

ARTICLE VII -- POST-CLOSING AGREEMENTS

7.01.    Further Assurances..............................................35
7.02.    Mail; Payments..................................................36
7.03.    Right of First Offer............................................36
7.04.    Use of Names....................................................37
7.05.    Lease Deposits..................................................37
7.06.    Management Information Systems..................................38
7.07.    Bonus Payments to PGPA Physicians...............................38
7.08.    Physician Benefit Plans.........................................38
7.09.    Access and Information..........................................38

ARTICLE VIII -- CONDITIONS TO THE OBLIGATIONS OF PURCHASERS

8.01.    Accuracy of Sellers' Representations............................40
8.02.    Performance of Sellers' Agreements..............................40

8.03.    Deliveries by Sellers...........................................40
8.04.    Officer's Certificates..........................................40
8.05.    HSR Act.........................................................40
8.06.    Consents........................................................40
8.07.    No Prohibition..................................................40
8.08.    No Proceedings..................................................40
8.09.    Related Agreements..............................................41
8.10.    Title Insurance; Surveys........................................41
8.11.    Estoppel Certificates...........................................41
8.12.    No Material Adverse Change......................................41
8.13.    Regulatory Approvals............................................41
8.14.    Mutual Release..................................................41
8.15     Schedules.......................................................41

ARTICLE IX -- CONDITIONS TO THE OBLIGATIONS OF SELLERS

9.01.    Accuracy of Purchasers' Representations.........................41
9.02.    Performance of Purchasers' Agreements...........................42
9.03.    Deliveries by Purchasers........................................42
9.04.    Officer's Certificates..........................................42
9.05.    HSR Act.........................................................42
9.06.    Consents........................................................42
9.07.    No Prohibition..................................................42
9.08.    No Proceedings..................................................42
9.09.    Related Agreements..............................................42
9.10.    Mutual Release..................................................42

ARTICLE X -- TERMINATION PRIOR TO THE CLOSING

10.01.   Termination.....................................................42
10.02    Effect on Obligations...........................................43

ARTICLE XI -- INDEMNIFICATION

11.01    Survival........................................................43
11.02    Indemnification by Sellers......................................44
11.03.   Indemnification by Purchasers...................................44
11.04.   Claims..........................................................44
11.05.   Computation of Losses...........................................46

ARTICLE XII -- MISCELLANEOUS

12.01.   Entire Agreement................................................46
12.02.   Assignment......................................................46
12.03.   Counterparts....................................................46

12.04.   Acknowledgment..................................................46
12.05.   Modification and Waiver.........................................46
12.06.   Severability....................................................47
12.07.   Specific Performance............................................47
12.08.   Expenses........................................................47
12.09.   Notices.........................................................47
12.10.   Governing Law...................................................49
12.11.   No Third Party Beneficiaries....................................49
12.12.   Guarantees......................................................49
12.13.   No Inducement...................................................49

                                  LIST OF EXHIBITS

Exhibit A          List of Health Centers
Exhibit B          Form of Network Agreement
Exhibit C          Form of Mutual Release

                                  LIST OF SCHEDULES
Schedule 2.01(a)   Owned Real Property
Schedule 2.01(b)   Real Property Leases
Schedule 2.01(c)   Owned Personal Property
Schedule 2.01(d)   Personal Property Leases
Schedule 2.01(e)   Health Center Contracts
Schedule 2.01(n)   Health Center Information Systems
Schedule 2.02(a)   PGPA Contracts
Schedule 2.02(h)   PGPA Information Systems
Schedule 2.07      Estimated Receipts and Expenditures
Schedule 3.04(a)   Bond Premiums and Landlord Assignment Fees
Schedule 4.03      Purchasers' Required Third-Party Consents
Schedule 4.04      Purchasers' Conflicts
Schedule 5.03      Sellers' Required Third-Party Consents and Notices
Schedule 5.04      Sellers' Conflicts
Schedule 5.06      Condition and Sufficiency of Assets (exceptions)
Schedule 5.07      Undisclosed PGPA Liabilities
Schedule 5.08      Sellers' Noncompliance with any Legal Requirements
Schedule 5.09 Sellers' Permits for the Operation of the Health Centers or Ownership or Use of the Purchased Assets
Schedule 5.10 Legal Proceedings Relating to the Health Centers or any Purchased Assets
Schedule 5.11(a)   Permitted Encumbrances
Schedule 5.12      Commitments (invalidity, noncompliance or breach)
Schedule 5.15 List of all PGPA Physicians and Other Employees (including job title, salary, bonus and benefits)
Schedule 5.17(a)   Environmental Matters
Schedule 5.17(b)   Disposal Sites for Hazardous Substances
Schedule 5.17(c)   Environmental Reports

                           HEALTH CENTER PURCHASE AGREEMENT

    HEALTH CENTER PURCHASE AGREEMENT, dated as of December 16, 1996, by and among PHP Healthcare Corporation, a Delaware corporation ("PHP"), Pinnacle Health Enterprises, L.L.C., a Delaware limited liability company ("PHE"), Pinnacle Medical Group, P.A., a New Jersey professional services corporation ("PMG" and, together with PHP and PHE, sometimes hereinafter referred to collectively as the "Purchasers"), Blue Cross and Blue Shield of New Jersey, Inc., a New Jersey non-profit health service corporation ("BCBSNJ"), Medigroup of New Jersey, Inc., a New Jersey corporation and wholly owned subsidiary of BCBSNJ ("MGI"), and Physician Group Practice Associates, P.A., a New Jersey professional services corporation ("PGPA" and, together with BCBSNJ and MGI, sometimes hereinafter referred to collectively as the "Sellers").

                                W I T N E S S E T H :

    WHEREAS, pursuant to an Agreement, dated March 30, 1994 (as amended or supplemented to date, the "Operating Agreement"), by and between Medigroup, Inc. and PHP, PHP is currently providing certain management services to Medigroup, Inc. in connection with the operation of those ten (10) self-contained, multi-physician offices listed on Exhibit A attached hereto (the "Health Centers");

    WHEREAS, PGPA was formed by BCBSNJ and MGI to provide certain professional medical services to the Health Centers;

    WHEREAS, the parties desire to enter into this Agreement, pursuant to which, among other things: (i) BCBSNJ and MGI will sell to PHE (and/or its designee), and PHE (and/or its designee) will purchase from BCBSNJ and MGI, all of BCBSNJ's and MGI's right, title and interest in and to the Health Center Assets (as such term is hereinafter defined) and (ii) PGPA will assign to PMG, and PMG will acquire from PGPA, the PGPA Assets (as such term is hereinafter defined); and

    WHEREAS, the parties desire to enter into a Network Agreement, in the form attached as Exhibit B, pursuant to which PHE will arrange for the provision of certain medical and health services (including, but not limited to, the medical and health services provided at the Health Centers) to BCBSNJ subscribers and MGI members, accessing health care through Health Center primary care physicians and on an administrative services only basis, or otherwise, as the parties may agree;

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

1.01. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth or referred to below:

               "Acceptance Notice" -- as defined in Section 7.04(b).

               "Actual Expenditures" shall mean the expenses incurred for the Interim Period, whether paid or accrued, in connection with the operation of the Health Centers during the Interim Period (including, without limitation, payments made by PGPA), calculated on a pro forma basis as if PHE owned and operated the Health Centers throughout the Interim Period in accordance with the terms of the Network Agreement. Subject to the foregoing, Actual Expenditures shall be calculated consistent with the accounting practices used in calculating the Estimated Expenditures and described on
               Schedule 2.07.

               "Actual Receipts" shall mean the income and/or cash receipts received or accrued in connection with the operation of the Health Centers during the Interim Period, calculated on a pro forma basis as if PHE owned and operated the Health Centers throughout the Interim Period in accordance with the terms of the Network Agreement. Subject to the foregoing, Actual Receipts shall be calculated consistent with the accounting practices used in calculating the Estimated Receipts and described on
               Schedule 2.07.

               "Additional Assets" - as defined in Section 2.06(a).

               "Affiliate" -- with respect to a specified Person, any other Person, controlling, controlled by or under common control with said Person. For purposes of this Agreement, "control" shall mean: (i) in the case of a corporation, the ownership, directly or indirectly, of fifty percent (50%) or greater of the capital stock or membership interests in said corporation and the ability to elect fifty percent (50%) or greater of said corporation's board of directors; and (ii) in the case of a Person other than a corporation, the possession, directly or indirectly, of the power to independently direct or cause the direction of the management and policies of said person, whether through the ownership of voting equity interests, by contract or otherwise.

               "Agreement" -- this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

               "Ancillary Documents" -- the Related Agreements and all other agreements, instruments, certificates, and documents delivered or to be delivered on or prior to the Closing Date in connection with the Contemplated
               Transactions.

               "Association" -- as defined in Section 7.05(a).

               "Assumed Health Center Liabilities" -- as defined in
               Section 2.05(a).

               "Assumed Liabilities" -- as defined in Section 2.05(c).

               "Assumed PGPA Liabilities" -- as defined in Section 2.05(b).

               "BCBSNJ" -- as defined in the first paragraph of this Agreement.

               "Business Day" -- any day other than a Saturday, Sunday, or a day on which banks in the State of New Jersey are authorized or obligated by law or executive order to close.

               "Closing" -- as defined in Section 3.01.

               "Closing Date" -- as defined in Section 3.01.

               "Closing Statement" -- as defined in Section 2.07(b).

               "Code" -- the Internal Revenue Code of 1986, as amended.

               "Commitments" -- as defined in Section 2.04.

               "Competing Payor" -- as defined in Section 7.04(a).

               "Consent" -- any approval, consent, ratification, waiver or other authorization (including any Permit).

               "Contemplated Transactions" -- the transactions contemplated by this Agreement, including (i) the sale of the Health Center Assets by BCBSNJ and MGI to PHE; (ii) the sale of the PGPA Assets by PGPA to PMG; (iii) the performance by each of the Parties hereto of their respective obligations under this Agreement; and
               (iv) the execution, delivery and performance of the Related Agreements.

               "Contract" -- any agreement, contract, obligation, promise arrangement, understanding or commitment (whether written or oral) that is legally binding.

               "CPA Firm" -- as defined in Section 2.07(e).

               "Dispute Notice" -- as defined in Section 2.07(c).

               "Encumbrance" -- any charge, claim, equitable interest, lien, option, pledge, security interest, right of refusal, restriction, covenant, easement, license, lease, mortgage, obligation, title defect or imperfection or other encumbrance or right or claim of others of any kind whatsoever.

               "Environmental Cost" -- without limitation, any cleanup costs, remediation, removal, or other response costs (which without limitation shall include costs to cause the Health Centers or the Real Property come into compliance with Environmental Laws), investigation costs (including, without limitation, the reasonable fees and expenses of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including without limitation liabilities or obligations under any lease or other contract), payments, damages, civil or criminal fines or penalties, judgments, and amounts paid in settlement arising out of or resulting from any Environmental Matter.

               "Environmental Law" -- without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., the New Jersey Environmental Cleanup Responsibility Act (N.J.S.A. 13:1k-6 et seq., as any of the above statutes have been or may be amended from time to time through the Closing Date, all rules and regulations promulgated through the Closing Date pursuant to any of the above statutes, and any other federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time through the Closing Date, including any common law cause of action providing any right or remedy with respect to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees made through the Closing Date relating to Environmental Matters.

               "Environmental Matter" - any matter (i) arising out of, relating to, or resulting from pollution or contamination, (ii) relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air, surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures, (iii) otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances or
               (iv) affecting human health and related to the foregoing.

               "Environmental Permits" -- as defined in Section
               5.17(a)(vii).

               "Estimated Expenditures" -- the estimate of Actual Expenditures set forth on Schedule 2.07.

               "Estimated Receipts" -- the estimate of Actual Receipts set forth on Schedule 2.07.

               "Final Closing Statement" -- as defined in Section 2.07(g).

               "GAAP" -- United States generally accepted accounting principles, as in effect from time to time.

               "Governmental Body" -- any federal, state, local, municipal, foreign or other governmental or quasi-governmental entity or authority of any nature.

               "Guarantee" -- that certain guarantee dated as of the date hereof made by PHP in favor of MGI and BCBSNJ, whereby PHP has guaranteed all of the obligations of PHE under the Network Agreement.

               "Hazardous Substances" -- any substance that is now or heretofore regulated by, defined or listed in, or otherwise classified pursuant to, or forms the basis for liability under, any applicable Environmental Law or Legal Requirement or Order, as a "pollutant," "contaminant," "hazardous substance," "hazardous material," "hazardous air pollutant," "extremely hazardous substance," or "hazardous waste," "toxic substance," "toxic pollutant," or any other formulation intended to define, list or classify substances by reason of their potentially deleterious properties such as ignitability, flammability, corrosivity, reactivity, combustibility, dispersability, volatility, carcinogenicity, or toxicity including, without limitation, asbestos, polychlorinated biphenyls and also including petroleum products, byproducts and wastes or byproducts associated with the extraction, refining or use of petroleum, petroleum products or other hydrocarbons, whether or not any such petroleum products, byproducts, wastes or other hydrocarbons are listed or classified in such laws or regulations.

               "Health Center Assets" -- as defined in Section 2.01.

               "Health Center Books and Records" -- as defined in
               Section 2.01(i).

               "Health Center Contracts" -- as defined in Section 2.01(e).

               "Health Center Expense Schedule" -- as defined in
               Section 5.05(a).

               "Health Center Permits" -- as defined in Section 2.01(g).

               "Health Center Receivables" -- as defined in Section 2.01(h).

               "Health Centers" -- as defined in the Recitals of this Agreement.

               "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Incentive and Reconciliation Payment" -- as defined in
               Section 6.06(b).

               "Income Tax" or "Income Taxes" -- any federal, state or local income, franchise or similar Tax and, in each instance, any interest, penalties or additions to tax attributable to such Tax.

               "Indemnified Party" -- as defined in Section 11.04(a).

               "Indemnifying Party" -- as defined in Section 11.04(a).

               "Instruments of Assignment" -- as defined in Section 3.02(a).

               "Instruments of Assumption" -- as defined in Section 3.03(a).

               "Interim Period" means the period from and including July 1, 1996, through and including the Closing Date.

               "Interim Operating Payment" -- as defined in Section 2.07(a).

               "Inventory" -- as defined in Section 2.01(f).

               "Leased Equipment" -- as defined in Section 2.01(d).

               "Leased Real Property" -- the real property leased by BCBSNJ in connection with the operation of the Health Centers and described on Schedule 2.01(b), together with
               (i) any buildings, facilities and other structures and improvements thereon, (ii) any rights, privileges, hereditaments and appurtenances appertaining thereto or to any of such buildings, facilities or other structures or improvements, and (iii) any fixtures, installations, machinery, equipment and other property attached thereto or located thereon.

               "Legal Requirement" -- any federal, state, local, municipal or other administrative order, constitution, law, ordinance, principal of common law, regulation, statute or treaty.

               "Losses" -- claims, losses, liabilities, actions or causes of action, assessments, damages, fines, penalties, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel).

               "Material Adverse Effect" -- a material adverse effect on the business, assets, properties, condition (financial or otherwise), operations, or results of operations of the Health Centers or the business of PGPA or on the ability of Sellers to consummate the Contemplated Transactions.

               "MGI" -- as defined in the first paragraph of this Agreement.

               "Mutual Release" -- the Mutual Release to be executed and delivered at the Closing by and among the Purchasers, the Sellers and Medigroup, Inc., in the form attached hereto as Exhibit C.

               "Network Agreement" -- the Network Services Agreement dated of even date herewith by and among PHE, BCBSNJ and MGI, which provides for, among other things, PHE's provision of access to MGI and BCBSNJ for Health Care Services and Administrative Services (as such terms are defined therein).

               "Offer Notice" -- as defined in Section 7.04(a).

               "Offer Period" -- as defined in Section 7.04(b).

               "Offered Interest" -- as defined in Section 7.04(a).

               "Operating Agreement" -- as defined in the Recitals of this Agreement.

               "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body.

               "Ordinary Course of Business" -- the ordinary course of business consistent with past custom and practice
               (including with respect to quantity and frequency).

               "Organizational Documents"-- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any articles or certificate of formation and the operating agreement or limited liability company agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

               "Owned Personal Property" -- as defined in Section 2.01(c).

               "Owned Real Property" -- as defined in Section 2.01(a).

               "Permit" -- any Consent, license, permit or franchise issued, granted or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

               "Permitted Encumbrances" -- as defined in Section 5.11(a).

               "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Body.

               "Personal Property" -- all fixtures, installations, machinery and equipment, to the extent not constituting real property under applicable law, and all vehicles, furniture, furnishings, tools, spare parts, supplies, items historically expensed, office and laboratory equipment, materials and other personal property of every kind and nature, tangible or intangible.

               "Personal Property Leases" -- as defined in Section
               2.01(d).

               "PGPA" -- as defined in the first paragraph of this Agreement.

               "PGPA Assets" -- as defined in Section 2.02.

               "PGPA Books and Records" -- as defined in Section 2.02(d).

               "PGPA Contracts" -- as defined in Section 2.02(a).

               "PGPA Financial Statements" -- as defined in Section
               5.05(b).

               "PGPA Permits" -- as defined in Section 2.02(b).

               "PGPA Physician" -- a physician who is an employee of PGPA, has a written employment agreement with PGPA, and is credentialed by MGI to provide health services at the Health Centers.

               "PGPA Receivables" -- the accounts receivable related to PGPA as of the Closing Date.

               "PHE" -- as defined in the first paragraph of this Agreement.

               "PHP" -- as defined in the first paragraph of this Agreement.

               "PHP Shares" -- as defined in Section 2.06(d).

               "PMG" -- as defined in the first paragraph of this Agreement.

               "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Body.

               "Purchase Price" -- as defined in Section 2.06(a).

               "Purchased Assets" -- as defined in Section 2.02.

               "Purchasers" -- as defined in the first paragraph of this Agreement.

               "Real Property" -- the Owned Real Property and the Leased Real Property.

               "Real Property Leases" -- as defined in Section 2.01(b).

               "Regulatory Approvals" -- as defined in Section 6.08.

               "Related Agreements" -- the Network Agreement, the Guarantee, the Mutual Release and any other agreements entered into on or prior to the Closing Date between or among any of the parties hereto or thereto in connection with the Contemplated Transactions.

               "Release" -- any spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, dumping or other dissemination.

               "Response" -- as defined in Section 2.07(d).

               "Return" -- any report, return, statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

               "Securities Act" -- as defined in Section 6.10.

               "Sellers" -- as defined in the first paragraph of this Agreement.

               "Shelf Registration Period" -- as defined in Section 6.10.

               "Shelf Registration Statement" -- as defined in Section
               6.10.

               "Subsidiary" -- with respect to a specified Person, any corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons performing similar functions for such entity, are owned directly or indirectly, by such Person.

               "Tax" or "Taxes" -- taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county or local government or subdivision or agency thereof, and, in each instance, such term shall include any interest, penalties or additions to tax attributable to any such Tax.

               "Third Party Claim" -- as defined in Section 11.04(a).

1.02. CONSTRUCTION. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof. All section and article references are to this Agreement, unless otherwise expressly provided. As used in this Agreement, (a) "hereof," "hereunder," "herein" and words of like import shall be deemed to refer to this Agreement in its entirety and not just a particular section of this Agreement, and (b) unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number or the plural number, words of the masculine gender shall include the feminine and neuter, and, when the sense so indicates, words of the neuter gender shall refer to any gender.

                                      ARTICLE II
                                  TRANSFER OF ASSETS

2.01. SALE AND PURCHASE OF HEALTH CENTER ASSETS. At the Closing (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement, BCBSNJ and MGI shall sell, transfer, assign, convey and deliver to PHE, and PHE shall purchase and acquire from BCBSNJ and MGI, all right, title and interest in and to the following assets used in the operation of the Health Centers (each and all of the foregoing items being herein referred to as the "Health Center Assets"), including, without limitation:

         (a) All the real property owned by BCBSNJ in connection with the operation of the Health Centers and described on
               Schedule 2.01(a), together with (i) any buildings, facilities and other structures and improvements thereon, (ii) any rights, privileges, hereditaments and appurtenances appertaining thereto or to any of such buildings, facilities or other structures or improvements, and (iii) to the extent constituting real property under applicable law, any fixtures, installations, machinery, equipment and other property attached thereto or located thereon (the "Owned Real Property");

         (b) All rights and benefits of BCBSNJ under the real property leases identified on Schedule 2.01(b) (the "Real Property Leases");

         (c) All Personal Property owned by BCBSNJ or MGI and used or held for use in connection with the operation of the Health Centers, including, without limitation, the Personal Property described on Schedule 2.01(c) ("Owned Personal Property");

         (d) All rights and benefits of BCBSNJ or MGI under the Personal Property leases identified on Schedule 2.01(d) (the "Personal Property Leases") and all Personal Property described on
               Schedule 2.01(d) (the "Leased Equipment") currently leased by BCBSNJ or MGI under such leases;

         (e) All rights and benefits of BCBSNJ or MGI under the Contracts identified on Schedule 2.01(e) (the "Health Center Contracts");

         (f) All those inventory and supplies of BCBSNJ or MGI used or held for use in connection with the on-site operation of the Health Centers (the "Inventory");

         (g) All rights and benefits of BCBSNJ or MGI under all Permits used or held for use in connection with the operation of the Health Centers to the extent assignable (the "Health Center Permits");

         (h) All of the accounts receivable of BCBSNJ or MGI attributable to the operation of the Health Centers (the "Health Center Receivables");

         (i) Originals (where available) or copies of all books, records, files, plans, studies, surveys and reports of, or maintained by, BCBSNJ or MGI (or by PHP on behalf of BCBSNJ or MGI) and primarily used or held for use in connection with or relating to the operation of the Health Centers, including, without limitation, all billing files, histories, records and other information relating to any current or former patients of the Health Centers ("Health Center Books and Records");

         (j) All goodwill associated with or attributable to the operation of the Health Centers;

         (k) All prepaid charges, expenses and security deposits, including such charges, expenses and security deposits, with respect to insurance premiums, salaries, leases and rentals and utilities;

         (l) All rights, claims, credits, causes of action or rights of set-off against third parties, whether known or unknown, liquidated or unliquidated, fixed or contingent, and all rights pursuant to all warranties, representations, and guarantees made by suppliers, contractors or other third parties in connection with products or services purchased by or furnished to BCBSNJ or MGI for use in the operation of the Health Centers or the Health Center Assets;

         (m) All other personal properties and assets of every kind and nature, tangible or intangible (including warranties and performance guaranties with respect to any of the Health Center Assets), owned by BCBSNJ or MGI and used or held for use in connection with the operation of the Health Centers; and

         (n) All computer software and other data, and all information systems identified on Schedule 2.01(n) and used or licensed (subject to existing fees charged by the licensors thereof to the extent set forth on Schedule 2.01(n)) in connection with the operation of the Health Centers, including, without limitation, all hardware, software and connectivity.

2.02. SALE AND PURCHASE OF PGPA ASSETS. At the Closing (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement, PGPA shall sell, transfer, assign, convey and deliver to PMG, and PMG shall purchase and acquire from PGPA, all right, title and interest in and to the following assets (each and all of the foregoing items being herein referred to as the "PGPA Assets" and, together with the Health Center Assets, the "Purchased Assets"), including, without limitation:

         (a)   All rights and benefits of PGPA under the Contracts set forth on
               Schedule 2.02(a) (the "PGPA Contracts");

         (b) All rights and benefits of PGPA under all Permits used or held for use by PGPA in connection with its business, to the extent assignable (the "PGPA Permits");

         (c)   All of the accounts receivable of PGPA (the "PGPA Receivables");

         (d) Originals (where available) or copies of all medical records, charts, lists, billing files, histories, records and other information relating to any current or former patients of the Health Centers, and all personnel records and files relating to persons employed by PGPA at any time between July 1, 1996 and the Closing (the "PGPA Books and Records");

         (e) All prepaid charges, expenses and security deposits, including such charges, expenses and security deposits, with respect to insurance premiums, salaries, leases and rentals and utilities;

         (f) All rights, claims, credits, causes of action or rights of set-off against third parties to the extent related to the PGPA Assets, whether known or unknown, liquidated or unliquidated, fixed or contingent, and all rights pursuant to all warranties, representations, and guarantees made by suppliers, contractors or other third parties in connection with products or services purchased by or furnished to PGPA;

         (g) All goodwill associated with or attributable to the business of PGPA;

         (h) All computer software and other data, and all information systems identified on Schedule 2.02(h) and used or licensed (subject to existing fees charged by the licensors thereof to the extent set forth on Schedule 2.02(h)) by PGPA, including, without limitation, all hardware, software and connectivity; and

         (i) All other assets of PGPA of every kind and nature, tangible or intangible (including warranties and performance guaranties with respect to any of the PGPA Assets) to the extent related to the PGPA Assets.

2.03. ASSETS OF AFFILIATES. To the extent any asset primarily related to the ownership or operation of the Health Centers is owned, used or held for use by any Affiliate of BCBSNJ other than MGI, such asset shall be included within the term "Health Center Assets" or "PGPA Assets" as the case may be, and BCBSNJ shall cause such Affiliate, at the Closing, to convey such asset to PHE in accordance with the provisions of this Agreement.

2.04. ASSIGNMENT OF CONTRACTS, RIGHTS AND OBLIGATIONS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any of the Real Property Leases, the Personal Property Leases, the Health Center Contracts, the PGPA Contracts (collectively, the "Commitments") or the Health Center Permits or the PGPA Permits if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or default thereof, cause or permit the acceleration or termination thereof or in any way adversely affect the rights of Purchasers or Sellers thereunder or the right of Purchasers to conduct all or any part of the businesses of the Health Centers or PGPA in the manner and on the terms presently enjoyed by Sellers. If such third party consent is not obtained, Sellers shall, at their expense, cooperate with Purchasers in any reasonable arrangement designed to provide Purchasers the benefits under any such Purchased Asset, including, without limitation, (i) compliance by Sellers on Purchasers' behalf and at Purchasers' expense with any such Purchased Asset and (ii) enforcement for the benefit of Purchasers of any and all rights of Sellers against a third party thereto arising out of the breach or cancellation by such third party or otherwise. Purchasers shall not be required to accept or enter into, as a substitute for performance by Sellers under this Agreement, any arrangement which would impose any additional cost, expense or liability on Purchasers or would deprive Purchasers of any benefits or profits contemplated by this Agreement. Nothing contained in this Section 2.04 shall be deemed to limit or impair Purchasers' rights under any other provision of this Agreement.

2.05.    LIMITED ASSUMPTION OF LIABILITIES.

         (a) PHE shall assume on the Closing Date, and shall thereafter pay, perform and discharge when due (or cause to be paid, performed and discharged when due), only those obligations accruing after the Closing Date under the Real Property Leases, the Personal Property Leases and the Health Center Contracts (the "Assumed Health Center Liabilities").

         (b) PMG shall assume on the Closing Date, and shall thereafter pay, perform and discharge when due (or cause to be paid, performed and discharged when due), only those obligations accruing after the Closing Date under the PGPA Contracts (the "Assumed PGPA Liabilities").

         (c) The assumption by PHE or PMG, as the case may be, of the Assumed Health Center Liabilities or the Assumed PGPA Liabilities (collectively, the "Assumed Liabilities") shall not enlarge any rights of any Person under any Contracts with any of the Sellers. Nothing contained herein shall prevent Purchasers from contesting any of the Assumed Liabilities with any third party obligee.

         (d) Other than the Assumed Liabilities to be assumed by Purchasers, Purchasers shall not assume, agree to pay, perform or discharge or otherwise have any responsibility for any of, and Sellers shall be responsible for the payment, performance and discharge of all of, the liabilities and obligations of Sellers, whether known or unknown, fixed or contingent, asserted or unasserted, whether due or to become due, and whether arising or to be performed prior to, on or after the Closing Date (the "Retained Liabilities"). Such Retained Liabilities shall mean and include all claims, actions, litigations and proceedings relating to any or all of the foregoing and all costs and expenses in connection therewith.

2.06.    PURCHASE PRICE AND PAYMENT.

         (a) In consideration of the sale, transfer, assignment, delivery and conveyance of all the Health Center Assets (other than the Leased Equipment and the Additional Assets), and subject to the terms and conditions of this Agreement, PHE shall on the Closing Date (i) assume the Assumed Health Center Liabilities and (ii) pay or cause to be paid to MGI by wire transfer in same day funds to a bank account designated by MGI an amount in cash equal to Twenty-Seven Million Fifty Thousand Dollars (U.S. $27,050,000) (the "Purchase Price"). Prior to the Closing, BCBSNJ shall prepare and deliver to PHE a detailed schedule of tangible assets included in the Health Center Assets (other than Real Property, leasehold improvements, Leased Equipment and Inventory) (the "Additional Assets"). In consideration of the sale, transfer, assignment, delivery and conveyance of the Additional Assets, PHE shall pay to BCBSNJ an amount in cash equal to the book value of the Additional Assets (determined as of the Closing Date in accordance with GAAP) but not more than One Million One Hundred Thousand Dollars (U.S. $1,100,000).

         (b) In consideration of the sale, transfer, assignment and delivery of the Leased Equipment, and subject to the terms and conditions of this Agreement, on the Closing Date, PHE shall pay or cause to be paid to BCBSNJ (or, at BCBSNJ's direction, to the lessor of the Leased Equipment) by wire transfer in same day funds an amount in cash equal to the payoff amounts for such equipment provided by the lessor under the terms of the lease. In addition, at the Closing, PHE shall pay to BCBSNJ an amount in cash equal to the excess of (i) the payoff amount that would have been required to purchase the Leased Equipment on July 1, 1996, and (ii) the amount paid pursuant to the preceding sentence.

         (c) In consideration of the sale, transfer, assignment, delivery and conveyance of all the PGPA Assets, and subject to the terms and conditions of this Agreement, PMG shall on the Closing Date assume the Assumed PGPA Liabilities and pay to PGPA by wire transfer in same day funds to a bank account designated by PGPA an amount in cash equal to One Million Dollars (U.S. $1,000,000).

         (d) In consideration of MGI's providing PHE with access to MGI's network and providing claims payment services under the Network Agreement, within three business days after the execution of this Agreement, PHP shall issue to MGI ninety thousand (90,000) shares of common stock, par value $0.01 per share, of PHP (the "PHP Shares"), subject to the agreements contained in Section 6.10 hereof.

2.07.    INTERIM OPERATING PAYMENT.

         (a) At the Closing, BCBSNJ shall pay to PHE by wire transfer in same day funds to a bank account designated by PHE an amount in cash equal to the excess of the Estimated Receipts over the Estimated Expenditures as set forth on Schedule 2.07 (the "Interim Operating Payment").

         (b) Within 90 days after the Closing Date, BCBSNJ will prepare and deliver to PHP a pro forma operating statement (the "Closing Statement") setting forth BCBSNJ's calculation of Actual Receipts and Actual Expenditures.

         (c) Within 30 days after the delivery by BCBSNJ of the Closing Statement, PHP and its representatives and accountants shall have the right to review the Closing Statement and the calculations of Actual Receipts and Actual Expenditures included therein. If PHP objects to the manner in which the Closing Statement has been prepared, or to the calculation of Actual Receipts or Actual Expenditures, PHP shall deliver written notice (the "Dispute Notice") to BCBSNJ setting forth in reasonable detail a description of the basis of PHP's objection and the adjustments to the Closing Statement that PHP believes should be made.

         (d) Within 30 days after BCBSNJ's receipt of the Dispute Notice, BCBSNJ and its representatives and accountants shall review the Dispute Notice and deliver a written response to PHP (the "Response") indicating whether and the extent to which BCBSNJ agrees or disagrees with the objections set forth in the Dispute Notice.

         (e) During a period of 30 days after PHP's receipt of the Response, PHP and BCBSNJ shall attempt in good faith to resolve in writing any such disputed items, and any such resolution will be conclusive and binding upon the parties.
               If the parties are unable to reach an agreement with respect to any disputed item during such 30-day period, the parties shall, promptly after the expiration of such period, submit all unresolved disputes to a nationally recognized independent accounting firm mutually agreeable to the parties (the "CPA Firm"). If the parties cannot agree on the selection of the independent accounting firm to act as the CPA Firm, either party may request the American Arbitration Association to appoint such a firm, and such appointment shall be conclusive and binding on the parties. Promptly, but no later than 30 days after its acceptance of its appointment, the CPA Firm shall determine, only with respect to the remaining items in dispute so submitted, whether and to what extent, if any, the Closing Statement and the calculations of Actual Receipts and Actual Expenditures derived therefrom require adjustment. The parties shall instruct the CPA Firm to deliver its written report as to the resolution of all disputes no later than 30 days after the disputes are submitted to the CPA Firm. PHP and BCBSNJ shall make available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Closing Statement and all other items reasonably requested by the CPA Firm. The CPA Firm shall have exclusive jurisdiction over, and resort to the CPA Firm as provided in this paragraph (e) shall be the sole recourse and remedy of the parties against one another or any other person with respect to, any disputes arising out of or relating to the Closing Statement; and the CPA Firm's determination shall be conclusive and binding on the parties and shall be enforceable in a court of law.

         (f) PHP and BCBSNJ shall bear the fees and expenses of their respective accountants and other representatives. The fees and expenses of the CPA Firm shall be borne equally by PHP and BCBSNJ.

         (g) The "Final Closing Statement" shall be (i) the Closing Statement, if (x) no Dispute Notice is delivered to BCBSNJ in the 30-day period referred to in paragraph (c) above, or (y) PHP and BCBSNJ so agree; (ii) the Closing Statement, as adjusted in accordance with the Dispute Notice, if BCBSNJ agrees with the Dispute Notice or fails to respond to the Dispute Notice within the 30-day period referred to in paragraph (d) above; or (iii) the Closing Statement, as adjusted by either (x) the mutual agreement of PHP and BCBSNJ or (y) the CPA Firm.

         (h) The Interim Operating Payment shall be adjusted, based upon the Final Closing Statement, as follows:

               (1) If the Actual Receipts exceed the Estimated Receipts, the Interim Period Payment shall be increased by the amount of such excess. If the Estimated Receipts exceed the Actual Receipts, the Interim Period Payment shall be decreased by the amount of such excess;

               (2) If the Actual Expenditures exceed the Estimated Expenditures, the Interim Period Payment shall be decreased by the amount of such excess. If the Estimated Expenditures exceed the Actual Expenditures, the Interim Period Payment shall be increased by the amount of such excess.

         (i)   After giving effect to the adjustments set forth in subparagraphs
               (h)(1) and (h)(2) above, the net increase in the Interim Operating Payment shall be paid by BCBSNJ to PHP, or the net decrease in the Interim Operating Payment shall be paid by PHP to BCBSNJ, as the case may be, in the manner provided in paragraph (i) below.

         (j) Any payment required to be made under paragraph (i) above shall be paid within five (5) Business Days after the date on which the Closing Statement is finally determined in accordance with this
               Section 2.07, and such payment shall be made in cash by wire transfer of immediately available funds to the account designated by the recipient thereof.

2.08.    ALLOCATION OF PURCHASE PRICE AMONG THE PURCHASED ASSETS.
         The Purchase Price, together with the Assumed Health Center Liabilities and other relevant items, shall be allocated among the Health Center Assets in accordance with section 1060 of the Code; provided that, with respect to the Owned Real Property, the allocated value shall be no less than the value determined in connection with the previous conveyancing of such Owned Real Property. Such allocations shall be set forth on a schedule which shall be prepared by Purchasers and agreed to by the Sellers within 180 days following the Closing Date. The allocations set forth on such schedule shall be as reasonably and jointly determined by Purchasers and Sellers. Each party and its Affiliates shall prepare all relevant income and franchise Returns (including Internal Revenue Service Form 8594 or any equivalent statements), consistent with the allocations set forth in such schedule, subject to adjustment to reflect (x) Sellers' selling expenses as a reduction in sales proceeds, and (y) Purchasers' acquisition expenses as an addition to purchase price. If any party or its Affiliates shall fail to prepare and file Returns in accordance with this Section 2.08, such party shall indemnify and hold harmless the other party against any Loss that results directly or indirectly from such failure.

2.09.    ASSIGNMENT OF RIGHT TO PURCHASE HEALTH CENTER ASSETS.
         At or before the Closing, Purchasers may, at their option, assign their right to purchase the Owned Real Property under Section 2.01(a) of this Agreement to a real estate investment trust or other entity designated by Purchasers, on the terms and subject to the conditions set forth in this Agreement. The assignee shall succeed to all of PHP's rights and obligations hereunder in respect of the Owned Real Property; provided, however, that no Seller shall be deemed to have made any representation or warranty to any assignee of Purchasers as a result of such assignment.

2.10. APPORTIONMENT. Except to the extent otherwise provided in Section 2.07, if applicable, the following items shall be apportioned as of 11:59 p.m. on the day preceding the Closing
         Date: (a) rents and other charges payable under any of the Commitments, (b) real estate and personal property taxes, and other state, county and municipal taxes, charges and assessments affecting any of the Purchased Assets; and (c) charges for water, electricity, gas, oil, steam, telephone and all other utilities. As soon as practicable after the Closing, Sellers or Purchasers, as the case may be, shall deliver to the other a check for the net amount owing under this Section 2.10.

                                     ARTICLE III
                                     THE CLOSING

3.01. TIME AND PLACE. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of BCBSNJ at Three Penn Plaza East, Newark, NJ 07105 at 10 A.M., local time, on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions to be taken at the Closing itself), or at such other place, time and date as the parties hereto may agree (the "Closing Date").

3.02. DELIVERIES BY SELLERS. At the Closing, Sellers shall make (or cause to be made) the following deliveries:

         (a) Sellers shall execute and deliver to Purchasers, such general warranty deeds, bills of sale, endorsements, assignments and other instruments and documents (collectively, "Instruments of Assignment"), in each case reasonably satisfactory in form and substance to Purchasers and their counsel, as shall (i) vest in PHE on the Closing Date good and marketable title to the Health Center Assets and (ii) vest in PMG good and marketable title to the PGPA Assets, in each case, subject to no Encumbrances other than Permitted Encumbrances. Simultaneously with such delivery, Sellers shall take all additional steps as may be necessary to put Purchasers in possession and operating control of the Purchased Assets and the operation of the Health Centers.

         (b) Sellers shall deliver to Purchasers the Related Agreements executed by each Seller a party thereof.

         (c) Sellers shall execute and deliver to Purchasers the certificates described in Section 8.04, and such other documents, instruments and writings as may be reasonably requested by Purchasers at least three Business Days prior to the Closing.

3.03. DELIVERIES BY PURCHASERS. At the Closing, Purchasers shall make (or cause to be made) the following deliveries:

         (a) PHE shall execute and deliver to BCBSNJ and MGI, and PMG shall execute and deliver to PGPA, an instrument or instruments consistent with the terms hereof and reasonably satisfactory in form and substance to Sellers and their counsel (the "Instruments of Assumption") as shall evidence (i) PHE's assumption of the Assumed Health Center Liabilities and (ii) PMG's assumption of the PGPA Liabilities.

         (b) PHE shall pay the Purchase Price to BCBSNJ, and PMG shall pay the purchase price for the PGPA Receivables to PGPA.

         (c) Purchasers shall execute and deliver to Sellers the Related Agreements executed by each Purchaser a party thereto.

         (d) Purchasers shall execute and deliver to Sellers the certificates described in Section 9.04 and such other documents, instruments and writings as may be reasonably requested by the Sellers at least three Business Days prior to the Closing.

3.04.    TRANSFER TAXES/REAL ESTATE TAXES.

         (a) Sellers shall pay all sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excise or governmental charges (including any income taxes or any real property gains tax imposed with respect to the transfer of the Health Centers) imposed by any federal or state taxing jurisdiction and other similar costs of Closing with respect to the transfer of the Purchased Assets or otherwise resulting from the Contemplated Transactions; provided, however, that the Purchasers shall be responsible for and pay, when due, any and all recording fees with respect to the Health Centers as well as any bond premiums and landlord assignment fees (to the extent such bond premiums and landlord assignment fees are set forth on
               Schedule 3.04(a)) with respect to the Real Property.

         (b) As of the Closing Date, any real and personal property taxes in respect of the Purchased Assets shall be apportioned (on a pro rata basis based on the number of days in the relevant taxable period) between Purchasers and Sellers. Except to the extent otherwise provided in Section 2.07, if applicable, Sellers shall be responsible for all such Taxes on or prior to the Closing Date (as determined under applicable state law) and Purchasers shall be responsible for all such Taxes after the Closing Date. Any payments or reimbursements of such Taxes required to be made by Sellers or Purchasers pursuant to this provision shall be paid within the later of five days of Purchasers' or Sellers' request therefor or five days prior to the date on which Purchasers or Sellers are required to pay or cause to be paid the related Tax liability.

3.05. NOTICES OF SALE. Sellers (as reasonably requested by either Purchaser) shall from time to time, prepare and mail notices to any other party under each of the Purchased Assets sold, transferred, assigned, delivered and conveyed to such Purchaser pursuant to this Agreement advising such other party that such Purchased Asset has been sold to such Purchaser and directing such other party to send to such Purchaser all future payments on account, notices and correspondence relating to the foregoing.


                                      ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF PURCHASERS

    Purchasers jointly and severally represent and warrant to each of the Sellers as of the date hereof and as of the Closing as follows:

4.01. ORGANIZATION. Each Purchaser is a corporation or a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted.

4.02. DUE AUTHORIZATION. Each Purchaser has the requisite power to enter into, execute and deliver this Agreement and the Related Agreements to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery by each Purchaser of this Agreement and the Related Agreements to which such Purchaser is or will be a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of such Purchaser, and no other proceedings on the part of such Purchaser are necessary to authorize this Agreement, such Related Agreements and the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by each Purchaser and, constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except to the extent that any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or general equitable principles may affect the enforceability thereof. Upon the execution and delivery by each Purchaser of each Related Agreement to which such Purchaser is a party, such Related Agreement will constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except to the extent that any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or general equitable principles may affect the enforceability thereof.

4.03. CONSENTS. Except as set forth in Schedule 4.03 and except as required by the PGPA Contracts, the Real Property Leases and the Personal Property Leases, no Purchaser is, and no Purchaser will be, required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.04. NO CONFLICTS. Except as set forth in Schedule 4.04, neither the execution and delivery of this Agreement by Purchasers nor the consummation or performance of any of the Contemplated Transactions by Purchasers will, directly or indirectly, conflict with or result in a violation of:

         (i)    any provision of any Purchaser's Organizational Documents;

         (ii) any resolution adopted by the board of directors or the stockholders of any Purchaser;

         (iii) any Legal Requirement or Order to which any Purchaser may be subject; or

         (iv) any Contract to which any Purchaser is a party or by which any Purchaser may be bound.

4.05. BROKERS AND FINDERS. No Purchaser has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Contemplated Transactions.

4.06. NO PLANS TO ACQUIRE HMO. As of the date of this Agreement, no Purchaser has any current plans to engage in the business of, or provision of, health care benefits plans or administrative services on an insured or non-insured basis, or to acquire a certificate of authority or become licensed to operate a health maintenance organization, preferred provider organization or other deliverer of health benefits plans or file to offer or operate a comprehensive health plan in the State of New Jersey.

4.07. DISCLOSURE. No representation or warranty of Purchasers contained in this Agreement or in any Schedule hereto or in any certificate or related document delivered to Sellers or any of their Affiliates pursuant hereto or in connection herewith contains a false, misleading or untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances in which they were made, not misleading.

                                      ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers jointly and severally represent and warrant to each of the Purchasers as of the date hereof and as of the Closing as follows:

5.01. ORGANIZATION. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. None of the Sellers is a "foreign person" as defined in Section 1445 of the Code.

5.02. DUE AUTHORIZATION. Each Seller has the requisite corporate power to enter into, execute and deliver this Agreement and the Related Agreements to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery by each Seller of this Agreement and the Related Agreements to which such Seller is or will be a party and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of such Seller, and no other corporate proceedings on the part of such Seller are necessary to authorize this Agreement, such Related Agreements and the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by each Seller and, constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or general equitable principles may affect the enforceability thereof. Upon the execution and delivery by each Seller of each Related Agreement to which such Seller is a party, such Related Agreement will constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or general equitable principles may affect the enforceability thereof.

5.03. CONSENTS. Except as set forth in Schedule 5.03, no Seller is or will be required to give any notice to or obtain any Consent from any Person inconnection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

5.04. NO CONFLICTS. Except as set forth in Schedule 5.04, neither the execution and delivery of this Agreement by Sellers nor the consummation or performance of any of the Contemplated Transactions by Sellers will, directly or indirectly (with or without notice or lapse of time):

         (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of any Seller, or (B) any resolution adopted by the board of directors or the stockholders of any Seller;

         (ii) contravene, conflict with, or result in a violation of, or, to the knowledge of Sellers, give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Seller, or any of the Purchased Assets, may be subject;

         (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel or terminate any Permit that relates to the operation of the Health Centers or any of the Purchased Assets;

         (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract included in the Purchased Assets; or

         (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Purchased Assets.

5.05.    FINANCIAL STATEMENTS.

         (a) Prior to the Closing Date, BCBSNJ and MGI will have delivered to PHP schedules identifying all payments in an amount of $5,000 or more in any month, made or incurred on behalf of the Health Centers during the six months ended June 30, 1996 (excluding payments made to PHP and allocations of general overhead) (the "Health Center Expense Schedule").

         (b) PGPA has delivered to PMG an unaudited balance sheet as of June 30, 1996, and an unaudited income and expense statement for the six months ended June 30, 1996 (the "PGPA Financial Statements"). The PGPA Financial Statements have been prepared in accordance with GAAP, and, in management's opinion, present fairly the financial position of PGPA as of the dates thereof, and the results of operations for the period then ended.

         (c) Since the date of the most recent schedule or balance sheet included in the Health Center Expense Schedule and the PGPA Financial Statements (i) the business of PGPA has been conducted only in the Ordinary Course of Business, and (ii) there have been no changes in the assets or liabilities of the Health Centers or the business of PGPA which individually or in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect.

5.06.    CONDITION AND SUFFICIENCY OF ASSETS.

         (a)    To the knowledge of Sellers, except as set forth in
                Schedule 5.06:

                (i) the buildings, plant, structures, equipment and mechanical systems (including heating, ventilation and air conditioning systems) included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plant, structures, equipment or mechanical systems is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost;

                (ii) the building, plant, structures, equipment and mechanical systems included in the Purchased Assets are sufficient for the continued operation of the Health Centers and conduct of PGPA's business after the Closing in substantially the same manner as conducted prior to the Closing;

                (iii) the copies of the real property tax bills for the Real Property which have been furnished by Sellers to Purchasers are true and correct copies of all of the tax bills for the Real Property, and the other documents, plans, and reports relating to the Real Property delivered by Sellers to Purchasers are true and correct copies thereof;

                (iv) the Real Property complies with all building, fire, zoning and other laws, ordinances and regulations applicable thereto and the present condition of the Real Property does not violate any applicable deed restrictions or other covenants, restrictions or agreements, site plans approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the Real Property, as modified by any duly issued variances;

                (v) no part of the Real Property is in violation of law or municipal ordinances or of federal, state, county or municipal or other governmental agency regulations, orders, requirements, restrictions, agreements, site plan conditions, zoning or subdivision regulations or urban development plans relating to the Real Property, and Seller has no reason to believe that any notice of any such violation has been, may or will be entered;

                (vi) all water, sewer, gas, electricity, telephone and drainage utilities serving the Real Property are supplied directly to the Real Property by facilities of public utilities and the cost of installation of such utilities has been fully paid;

                (vii) there is no action or proceeding (zoning or otherwise) pending, threatened, against or relating to the Real Property or the transactions contemplated by this Agreement, nor is there any basis for such action;

                (viii) there are no federal, state, county or municipal plans to change the highway or road system in the vicinity off and directly affecting the Real Property or to restrict or change access from any such highway or road to the Real Property; and

                (ix) there is no pending or threatened condemnation of the Real Property or any part thereof and, there are no plans for improvements which might result in a special assessment against the Real Property.

         (b) The Purchased Assets constitute all of the assets that are necessary for and primarily used in the continued operation of the Health Centers and the PGPA business in substantially the same manner as conducted prior to the Closing.

5.07. NO UNDISCLOSED LIABILITIES. To the knowledge of Sellers, except as set forth in Schedule 5.07, PGPA has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the most recent balance sheets included in the PGPA Financial Statements and current liabilities incurred in the Ordinary Course of Business since the date thereof.

5.08.    COMPLIANCE WITH LEGAL REQUIREMENTS.  Except as set forth in Schedule
         5.08:

         (i) to the knowledge of Sellers, each Seller is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to the conduct or operation of the Health Centers or the ownership or use of any of the Purchased Assets;

         (ii) to the knowledge of Sellers, with respect to the Purchased Assets, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Seller of, or a failure on the part of any Seller to comply with, any legal Requirement, or (B) may give rise to any obligation on the part of any Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

         (iii) with respect to the Purchased Assets, no Seller has received any notice or other communication (whether oral or written) from any Governmental Body or, to the knowledge of Sellers, any other Person regarding (A) any actual or alleged violation of, or failure to comply with, any Legal Requirement, or (B) any actual or alleged obligation on the part of any Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, nor does any Seller have knowledge of any such violation, failure or obligation.

5.09.    PERMITS.

         (a) To the knowledge of Sellers, Schedule 5.09 contains a complete and accurate list of each Permit that is held by any Seller that relates to the operation of the Health Centers or the ownership or use of the Purchased Assets. To the knowledge of Sellers, each Permit listed or required to be listed in Schedule 5.09 is valid and in full force and effect. Except as set forth in Schedule 5.09:

                (i) to the knowledge of Sellers, each Seller is and at all times has been, in material compliance with all of the terms and requirements of each Permit identified or required to be identified in Schedule 5.09;

                (ii) to the knowledge of Sellers, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of, or default or deficiency with respect to, or a failure to comply with any term or requirement of any Permit listed or required to be listed in Schedule 5.09, the violation, default, deficiency or failure of which would have a Material Adverse Effect, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of any Permit listed or required to be listed in Schedule 5.09;

                (iii) no Seller has received any notice or other communication (whether oral or written) from any Governmental Body or, to the Knowledge of Sellers, any other Person, regarding (A) any actual or alleged violation of, default or deficiency with respect to, or failure to comply with any term or requirement of any Permit listed or required to be listed on Schedule 5.09, the violation, default, deficiency or failure of which would have a Material Adverse Effect, or (B) any actual or proposed revocation, withdrawal, suspension, cancellation, termination of any Permit listed or required to be listed on Schedule 5.09, nor does any Seller have knowledge of any such violation, default, deficiency or failure to comply; and

                (iv) to the knowledge of Sellers, all applications required to have been filed for the renewal of the Permits listed or required to be listed in Schedule 5.09 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Permits have been duly made on a timely basis with the appropriate Governmental Bodies.

         (b)    To the knowledge of Sellers, the Permits listed in Schedule
                5.09 collectively constitute all of the Permits necessary to permit the Sellers to lawfully conduct and operate the Health Centers (or to permit PHE to lawfully conduct and operate the Health Centers on the Sellers' behalf) in the manner that the Health Centers are currently conducted and operated and to permit the Purchasers to own and use the Purchased Assets in the manner in which the Sellers currently own and use such assets. To the knowledge of Sellers, the validity, continuation and effectiveness of these Permits will not be adversely affected by the transfer of these Permits to Purchasers.

5.10.    LEGAL PROCEEDINGS; ORDERS.

         (a)    Except as set forth in Schedule 5.10, there is no pending
                Proceeding: (i) that has been commenced by or against any Seller or any PGPA physician that relates to or may affect the operation of the Health Centers or any of the Purchased Assets; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the knowledge of Sellers, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Purchasers copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 5.10. The Proceedings listed in
                Schedule 5.10 will not have a Material Adverse Effect.

         (b) (i) There is no Order to which any of the Health Centers or the Purchased Assets is subject; and (ii) no Seller is subject to any Order that relates to the operation of the Health Centers or the Purchased Assets.

         (c) (i) Each Seller is in full compliance with all of the terms and requirements of each Order to which the Health Centers or any of the Purchased Assets is or has been subject; (ii) to the knowledge of Sellers, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any of the Health Centers, or any of the Purchased Assets, is subject; and (iii) no Seller has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Order to which any of the Health Centers, or any of the Purchased Assets, is or has been subject.

5.11.    TITLE TO PROPERTIES.

         (a) BCBSNJ or MGI has good and marketable title to all the Owned Real Property and Owned Personal Property, and valid and enforceable leasehold interests in all Leased Real Property and all Personal Property leased pursuant to the Personal Property Leases, in each case free and clear of all Encumbrances other than those described in Schedule 5.11(a) ("Permitted Encumbrances").

         (b) PGPA does not own or lease any real or personal property (including, but not limited to, inventory, medical supplies, medical equipment or other tangible property) used or held for use in connection with the operation of the Health Centers or the conduct of PGPA's business.

5.12. COMMITMENTS. Correct and complete copies of all Commitments have been delivered by Sellers to Purchasers prior to the date hereof. Except as set forth on Schedule 5.12, (i) each of the Commitments is in full force and effect and is valid and enforceable in accordance with its terms, (ii) each of the Sellers that is a party to or has any obligation under any of the Commitments has complied in all material respects with all applicable terms and requirements of such Commitments; and (iii) no event has occurred and no circumstances exist that (with the giving of notice or the passage of time or both) would contravene, conflict with, or result in a violation or breach of, or give any other Person the right to declare a default or exercise a remedy under, or to accelerate the maturity or performance of, or to cancel or terminate, any Commitment.

5.13. BOOKS AND RECORDS. To the knowledge of Sellers, all the Health Center Books and Records and the PGPA Books and Records are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, and accurately present and reflect in all material respects all of the transactions therein described.

5.14. INSURANCE. To the knowledge of Sellers, the operation of the Health Centers and all the Purchased Assets are covered by effective insurance policies with responsible companies against casualty and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage which are reasonable in light of existing conditions. All such policies and other instruments are in full force and effect and all premiums with respect to thereto up to the Closing Date have been paid. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions will not result in any violation of or default or loss of any benefit (including the right to receive any claim) under, or permit the termination of, any of such insurance policies. No Seller has failed to give any notice or present any claim under any insurance policy in due and timely fashion or as required by any of such insurance policies or has otherwise, through any act, omission or nondisclosure, jeopardized or impaired full recovery under such policies, and there are no claims by any Seller under any of such policies as to which any insurance company is denying liability or defending under a reservation of rights or similar clause. No Seller has received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies.

5.15.    PGPA PHYSICIANS, EMPLOYEES AND EMPLOYEE BENEFIT PLANS.  Schedule
         5.15 contains a list of all PGPA Physicians and any other current employees, consultants and personnel who provide services in connection with the operation of the Health Centers and the business of PGPA, together with the current job title and remuneration (salary, bonus and benefits) for each person. Except as set forth on Schedule 5.15, there are no benefit plans, including incentive, health, life, welfare or pension plans, relating to the Health Centers or the personal employed by Sellers in connection with the operation of the Health Centers. Purchasers shall be under no obligation to offer employment or other engagement to any PGPA Physician or other person currently employed or engaged by Sellers in connection with the Health Centers.

5.16. TAXES. Sellers have timely filed or will timely file with the appropriate Governmental Bodies all Returns required to be filed before the Closing Date, and will timely file all Returns required to be filed after the Closing Date, in respect of periods ending on or prior to the Closing Date and have maintained, or caused to be maintained, and will maintain all required records with respect to Taxes, and have timely paid, or caused to be paid, or will timely pay in full all Taxes, if any, shown to be due on such Returns, or otherwise due from Sellers for all periods up to and including the Closing Date. Sellers will pay when due all Taxes arising out of the Contemplated Transactions.

5.17.    ENVIRONMENTAL MATTERS.

         (a)    Except as set forth in Schedule 5.17(a), to the knowledge of
                Sellers:

                (i) no Real Property is currently being used to, nor has the Real Property ever been used to make, store, handle, treat, dispose of, generate, or transport Hazardous Substances in violation of any applicable Environmental Law;

                (ii) there has never been a Release, or threatened Release, of Hazardous Substances at, on, under, from, or within any of the Real Property;

                (iii) Sellers and the Real Property comply and have complied in all material respects with all applicable Environmental Laws and Environmental Permits (as hereinafter defined);

                (iv) no Proceeding arising under or relating to any Environmental Laws is pending, or is threatened, against Sellers or any of the Real Property;

                (v) no Seller has ever received any written notification, citation, complaint, violation, notice or Order of any kind from any Governmental Body or any other Person relating or pertaining to any Environmental Laws or any Environmental Costs or the making, storing, handling, treating, disposing, generating, transporting or Release of any Hazardous Substances; at, on, under, from or within any of the Real Property

                (vi) no above or below ground storage tanks have ever been used by Sellers or the Business or by any other Person for the storage of any Hazardous Substances on or under any of the Real Property;

                (vii) Sellers have obtained all permits, licenses, registrations, consents and other authorizations required through the date hereof with respect to the Real Property or the operation of the Health Centers under any Environmental Law (the "Environmental Permits"), and all such Environmental Permits are in full force and effect;

                (viii) neither of Sellers, nor any of their respective
                       Affiliates, employees and agents, have transported or permitted any person to transport, any Hazardous Substances used, produced, Released or generated by the Health Centers at any of the Real Property, to any site or location listed or proposed for listing on the National Priorities List, the Comprehensive

                       Environmental Response, Compensation and Liability Information System (CERCLIS) or any other similar state or federal list; and

                (ix) there are no conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions that (1) may interfere with or prevent compliance by the Health Centers or the Real Property with any Environmental Laws or Environmental Permits, or (2) may give rise to any liability or other obligation or form the basis for a claim under any Environmental Law that arises from the operations of the Health Centers or otherwise relates to the Real Property;

         (b) To the knowledge of Sellers, Schedule 5.17(b) contains a list of all sites or locations used by any Person for the disposal of any wastes containing Hazardous Substances used in the Health Centers; and

         (c) Schedule 5.17(c) sets forth a complete and accurate list of, and Sellers have made available to Purchasers for their review true and complete copies and results of, any reports, studies, analyses, tests, or monitorings that it possesses pertaining to Hazardous Substances or hazardous activities in, on, or under any of the Real Property, or concerning compliance by Sellers with any applicable Environmental Laws.

5.18. DISCLOSURE. No representation or warranty of Sellers contained in this Agreement or in any Schedule hereto or in any certificate or related document delivered to Purchasers or any of their Affiliates pursuant hereto or in connection herewith contains a false, misleading or untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances in which they were made, not misleading.

                                      ARTICLE VI
                                      COVENANTS

6.01. NO SOLICITATION OF TRANSACTIONS. Sellers will not, and will cause their employees, representatives, investment bankers, consultants, advisors, agents and affiliates not to, directly or indirectly, (a) initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, or (b) participate in any discussions or negotiations with, or disclose any information concerning Health Centers or PGPA to, or afford any access to the properties, books or records of the Health Centers or PGPA to, or otherwise assist, facilitate or encourage, any Person (other than Purchaser, its affiliates, agents and representatives) in connection with any possible proposal (an "Acquisition Proposal") regarding a sale or acquisition of any interest in the Health Centers or PGPA, or a merger, consolidation or business combination involving Health Centers or PGPA, or a sale of all or (other than in the ordinary course of business consistent with past practice) any portion of the assets of Health Centers or PGPA or any similar transaction.

         Sellers represent that as of the date hereof they have ceased any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Sellers will (i) notify Purchasers immediately if any inquiry or proposal is made or any such information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) immediately communicate to Purchasers the terms and conditions of any such Acquisition Proposal or Potential Acquisition Proposal or inquiry and the identity of the offeror or potential offeror.

6.02. INTERIM OPERATIONS. During the period from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement or as otherwise approved in writing by Purchasers, Sellers shall:

         (a) operate (or permit PHP to operate) the Health Centers and conduct the business of PGPA only in, and not take any action except in, the Ordinary Course of Business;

         (b) perform in all material respects their obligations under all Commitments;

         (c) use their reasonable best efforts to preserve intact their corporate existence, goodwill and business organization, to keep available the services of its present officers and employees and to preserve their relationships with patients, physicians, hospitals, landlords, suppliers, customers, subcontractors and others having business relations with them;

         (d) in connection with the continuing operation of the Health Centers between the date of this Agreement and the Closing, use all reasonable best efforts to consult in good faith on a regular and frequent basis with representatives of Purchasers to report material operational developments and the general status of ongoing operations. Sellers acknowledge that any such consultation shall not constitute a waiver by Purchaser of any rights it may have under this Agreement and that Purchasers shall have no liability or responsibility for any actions of Sellers or any of their officers or directors with respect to matters which are the subject of such consultations;

         (e) maintain (or permit PHP to maintain) all of the Purchased Assets in good operating condition and repair in order to enable them to be operated after the Closing in the manner in which they are currently operated (ordinary wear and tear excepted);

         (f) maintain (or permit PHP to maintain) the Health Center Books and Records and the PGPA Books and Records in the usual, regular and ordinary manner, on a basis consistent with prior years;

         (g) not vary or amend the terms of any Assumed Liability except in the Ordinary Course of Business;

         (h) not enter into, modify, terminate, amend or grant any waiver in respect of any Commitment, except in the Ordinary Course of Business;

         (i) duly comply with all Legal Requirements applicable to the Health Centers and the Purchased Assets;

         (j) not take, or agree to take, any of the actions prohibited in this Section 6.02 or, except for entering into Commitments in the Ordinary Course of Business, any action which would make any representation or warranty of the Sellers contained in this Agreement untrue or incorrect in any material respect as of the date when made or as of any future date on or prior to the Closing; and

         (k) inform Purchasers promptly of any development which may interfere with the consummation of the transactions contemplated hereby or may interfere with the operation of the Health Centers or the conduct of the business of PGPA.

6.03. ACCESS TO INFORMATION. From the date hereof until the Closing, Sellers shall, and shall cause their officers, directors, employees and agents to, afford to Purchasers and their officers, directors, employees, counsel, accountants, advisors, representatives and agents access (during regular business hours with reasonable notice) to the officers, employees, agents, properties, offices and other facilities, and to the books, records (including, without limitation, tax returns and work papers of Sellers' independent auditors) and Commitments of Sellers, and shall furnish Purchasers and such others all financial, operating, technical and other data and information which Purchasers, through its officers, employees or agents, may from time to time reasonably request (in each case, to the extent available to Sellers and related to the Health Centers and the business of PGPA).

6.04. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Purchasers and Sellers shall (a) use their best efforts to (i) make promptly any submissions, notifications or filings, and (ii) if necessary, prepare and file all applicable forms under the HSR Act which Purchasers determine should be made, in each case, with respect to the Contemplated Transactions and (b) cooperate with each other (i) in promptly determining whether any other submissions, notifications or filings are required to be or should be made or whether any Consents are required to be or should be obtained under any other Legal Requirement or from other parties to Commitments material to the operation of the Health Centers or the conduct of PGPA's business and (ii) in promptly making any such submissions, notifications or filings, furnishing information required in connection therewith and seeking timely to obtain any such Consents.
          Each of the parties hereto shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of this Agreement in accordance with the terms and conditions herein.

6.05.    NOTICE.  Each party shall give prompt written notice to the other of
         (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Sellers or Purchasers, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing or that will or may result in the failure to satisfy any of the conditions specified in Articles VIII or IX, and (b) any failure of Sellers or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder. No notice given pursuant to this
         Section 6.05 will contain any false, misleading or untrue statement of a material fact or omit to state a material fact necessary to make the statements therein or in this Agreement, in the light of the circumstances in which they were made, not misleading.

6.06.    OPERATING AGREEMENT PAYMENTS.

         (a) Simultaneous with the execution of this Agreement, MGI shall pay to PHP, by wire transfer of same day funds to a bank account designated by PHP, an amount in cash equal to $7,140,218, which represents certain payments due under the Operating Agreement as set forth on the invoice dated December 1, 1996 (excluding incentive payments). Neither the payment made by MGI pursuant to the immediately preceding sentence, nor the acceptance of such payment by PHP, shall constitute a waiver by either party of any claims that such party has or may have, it being understood that such payment and acceptance are being made with a full reservation of rights.

         (b) At the Closing, MGI shall pay to PHP, by wire transfer of same day funds to a bank account designated by PHP, a payment in the amount of $2,500,000 (the "Incentive and Reconciliation Payment"), representing the incentive fee due under the Operating Agreement for the year ended December 31, 1995 and for the six months ended June 30, 1996 in respect of its obligations under Section 6 of the Operating Agreement. The Incentive and Reconciliation Payment shall discharge all of MGI's obligations to make payment to PHP under the Section 6 of the Operating Agreement in respect of the years ended December 31, 1995 and December 31, 1996.

         (c) Billing for services rendered to MGI members prior to July 1, 1996, and not included in the Health Center billing schedule will not be reimbursed by MGI.

6.07. TERMINATION OF CERTAIN AGREEMENTS. Effective at the Closing, each of (i) the Operating Agreement, and (ii) any other agreement (other than any Related Agreement) by and between any Seller or Affiliate thereof, on the one hand, and any Purchaser or Affiliate thereof, on the other hand, shall terminate and be of no further force or effect.

6.08. REGULATORY APPROVALS. Sellers and Purchasers shall use their reasonable best efforts to obtain all regulatory consents or approvals required to be obtained from any Governmental Body in connection with the transactions contemplated by this Agreement and the Related Agreements (the "Regulatory Approvals"), including, without limitation, approvals of the New Jersey Department of Health and Senior Services and Department of Banking and Insurance.

6.09. LOCKBOX ACCOUNTS. At Closing, PGPA shall cause all of its rights in and to the lockbox account at First Union National Bank to be assigned to PMG.

6.10     AGREEMENTS WITH RESPECT TO PHP SHARES.

         (a) The stock certificate representing the PHP Shares shall include an appropriate legend referring to applicable restrictions, including the restrictions contained in this
                Section 6.10.

         (b) MGI shall not, directly or indirectly, sell, transfer or otherwise dispose of the PHP Shares, except (i) pursuant to the Shelf Registration Statement (as defined below) or (ii) with the prior written consent of PHP.

         (c) Within 30 days after the Closing, PHP shall prepare and file with the Securities and Exchange Commission a shelf registration statement (the "Shelf Registration Statement") on an appropriate form under Rule 415 under the Securities Act of 1933 (the "Securities Act"), relating to the offer and sale by MGI of the PHP Shares from time to time as set forth in the Shelf Registration Statement, and thereafter shall use its reasonable best efforts to cause such Shelf Registration Statement (i) to be declared effective under the Securities Act as soon as practicable and (ii) to be continuously effective during the period (the "Shelf Registration Period") from the date on which the Shelf Registration Statement is declared effective until June 30, 1997. MGI may sell all or any portion of the PHP Shares in brokers' transactions at prevailing market prices during the Shelf Registration Period; provided however, that MGI shall not sell more than 10,000 PHP Shares in any one trading day without the prior consent of PHP.

         (d) If the net proceeds from the sale of all of the PHP Shares sold during the Shelf Registration Period is less than $2,400,000 (or a pro rata portion thereof, if less than all of the PHP Shares are sold), PHP shall pay to MGI an amount in cash equal to the difference, which amount shall be paid within five (5) days after the end of the Shelf Registration Period. If the net proceeds from the sale of all of the PHP Shares sold during the Shelf Registration Period is greater than $2,400,000 (or a pro rata portion thereof, if less than all of the PHP Shares are sold), MGI shall pay PHP an amount equal to the difference, which amount shall be paid within five (5) days after the end of the Shelf Registration Period.
                 Neither PHP nor MGI shall have any obligation to make any
                payment to the other in respect of PHP Shares sold after the end of the Shelf Registration Period.

         (e)    Within ten (10) days after the end of the Shelf Registration
                Period:

                (i) MGI shall have the option to sell to PHP, and PHP shall be obligated to purchase from MGI, all of the PHP Shares for an aggregate price equal to $2,400,000 in cash (or any portion thereof for a pro rata portion of such aggregate price); and

                (ii) PHP shall have the option to purchase from MGI, and MGI shall be obligated to sell to PHP, all of the PHP Shares for an aggregate price equal to $2,400,000 in cash (or any portion thereof for a pro rata portion of such aggregate price).

              Either MGI or PHP may exercise its option by written notice to the other. The closing of the purchase and sale of PHP Shares upon the exercise by MGI or PHP of the options referred to in this Section 6.10(e) above shall take place at the offices of PHP as soon as practicable after written notice by either party that it has exercised such option.

         (f) If this Agreement is terminated prior to the Closing, then MGI shall deliver the PHP Shares to PHP and such PHP Shares shall be cancelled. MGI shall have no obligation to return the PHP Shares or any proceeds from the sale thereof, except pursuant to this Section 6.10.

                                     ARTICLE VII
                               POST-CLOSING AGREEMENTS

         Sellers hereby covenant and agree with Purchasers as follows:

7.01.    FURTHER ASSURANCES.

         (a) Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its best efforts in good faith to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable and within their control under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Contemplated Transactions for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         (b) At any time or from time to time after the Closing, the parties agree to cooperate with each other to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may reasonably be required or desirable to carry out the intent of the parties hereunder and to effectuate the transactions contemplated hereby.

7.02.    MAIL; PAYMENTS.

         (a) Sellers authorize and empower Purchasers on and after the Closing Date to receive and open all mail and other communications received by Purchasers relating to the operation of the Health Centers and the business of PGPA and to deal with the contents of such communications in any proper manner. Sellers shall promptly deliver to Purchasers any mail or other communication received by them after the Closing Date pertaining to the operation of the Health Centers or the business of PGPA.

         (b) Each of the parties hereto agrees promptly (but, in any event, not more than two business days after receipt thereof) to pay or deliver to the other parties any monies or checks which have been mistakenly sent by customers to it and which should properly have been sent to such other party.

7.03.    RIGHT OF FIRST OFFER.

         (a) If, prior to the expiration of the Initial Term of the Network Agreement (as defined therein), PHE proposes to sell, transfer or assign all or any part of its interest in any Health Center or Health Centers to a Competing Payor pursuant to a signed letter of intent with a Competing Payor, then PHE shall deliver to BCBSNJ a written notice (the "Offer Notice"), which sets forth the proposed purchase price (the "Offer Price"), the interest proposed to be transferred and other material terms of such offer (the "Offered Interest"). For purposes of this Agreement, the term "Competing Payor" means any insurance company or PPO licensed to do business in the State of New Jersey or a New Jersey domestic health maintenance organization.

         (b) For a period of thirty (30) Business Days after the Offer Notice is given (the "Offer Period"), BCBSNJ shall have the right, by written notice to PHP (the "Acceptance Notice") to purchase all but not less than all of the Offered Interest on the same terms and conditions as set forth in the Offer Notice on or prior to the date (the "Acceptance Date") specified in the Acceptance Notice (which date shall be no more than 90 days after the date the Offer Notice is given).

         (c) If BCBSNJ fails to deliver the Acceptance Notice prior to the expiration of the Offer Period, then for a period of six months after the expiration of the Offer Period, PHP shall be permitted to transfer the Offered Interest to any Transferee at a purchase price equal to or greater than the Offer Price and upon terms equal to or better than those terms set forth in the Offer Notice.

         (d) The closing of the purchase of any Offered Interest pursuant to Section 7.03(b) hereof shall take place at the principal office of PHP on the date specified in the Acceptance Notice.
                 At such closing, BCBSNJ shall deliver to PHP the Offer Price according to the terms set forth in the Offer Notice and PHP shall deliver to BCBSNJ instruments of assignment sufficient to vest in BCBSNJ title to the Offered Interest.

         (e) If BCBSNJ shall deliver the Acceptance Notice and shall fail to complete the purchase of the Offered Interest on or before the Acceptance Date in accordance with Section 7.03(d), then BCBSNJ shall not thereafter be entitled to exercise any rights under this Section 7.03.

7.04.    USE OF NAMES.

         (a) Each of the Purchasers hereby expressly acknowledges its understanding that this Agreement constitutes an agreement between the Purchasers and the Sellers, that MGI is a subsidiary of BCBSNJ which is an independent corporation under a license with the Blue Cross and Blue Shield Plans (the "Association") permitting the Sellers to use the Blue Cross and/or Blue Shield Service Mark in the State of New Jersey, and that the Sellers are not contracting as an agent of the Association. Each of the Purchasers further acknowledges and agrees that the Purchasers have not entered into this Agreement based upon the representations by any other person other than the Sellers and that no Person other than the Sellers shall be held accountable or liable to the Purchasers for any of the Sellers' obligations to the Purchasers hereunder. This Section 7.04 shall not create any additional obligations whatsoever on the Sellers' part other than those obligations created under this Agreement.

         (b) On and after the Closing Date, each of the Purchasers (and their permitted successors and assigns) shall not, nor shall any of the Health Centers or PGPA Physicians be allowed to, maintain advertising, signage, logos or other evidence of affiliation with the Sellers or the Association except as expressly permitted in writing by BCBSNJ.

         (c) From and after the Closing, BCBSNJ and its Affiliates shall revise trademarks and product literature, change signage and stationery, and otherwise discontinue use within a twenty-mile radius of any of the Health Centers of the name "Blue Cross/Blue Shield Health Center" and any variation thereof, except in connection with the health centers currently operated by Sellers in Trenton and Quakerbridge.

7.05. LEASE DEPOSITS. Sellers shall instruct the landlord of each Leased Real Property to remit any existing lease deposit to Sellers; provided, however, that if a landlord does not agree to remit such lease deposit to Sellers with respect to any Leased Real Property, Purchasers shall pay to Sellers an amount equal to the lease deposit currently in place with respect to such Leased Real Property, subject to reduction by any amounts claimed or withheld by any landlord for any reason.

7.06. MANAGEMENT INFORMATION SYSTEMS. Promptly after the execution of this Agreement, BCBSNJ will provide to PHP true and correct copies of all licenses, contracts and agreements relating to the provision of management information systems ("MIS") services to the Health Centers. To the extent that any hardware or software used by BCBSNJ in connection with the operation of the Health Centers is not assigned to PHP at the Closing, the Purchase Price shall be reduced by an amount equal to the portion thereof allocable to such hardware or software. Promptly after the execution of this Agreement, BCBSNJ shall prepare and deliver to PHP a reasonably detailed estimate of the cost of replicating the wide area network ("WAN") and data center currently used in connection with the operation of the Health Centers, and a reasonably detailed transition plan which addresses, among other things, the relocation of hardware and software with no interruption in service. After the Closing and until the earlier of
         (i) 180 days after the Closing Date or (ii) the date PHP has replicated at its headquarters in Reston, Virginia the WAN and the data center currently used to provide MIS services to the Health Centers, BCBSNJ shall continue to provide to each of the Health Centers the MIS services currently being provided to such Health Centers (including, without limitation, the WAN currently provided by Atlantis) and PHP shall reimburse BCBSNJ for the cost (exclusive of facility and overhead costs) related to the continuing provision of MIS services.

7.07. BONUS PAYMENTS TO PGPA PHYSICIANS. As soon as practicable after the determination by PMG of the aggregate amount of bonus payments due to PGPA Physicians in respect of calendar year 1996, Sellers shall pay to PMG 50% of the aggregate amount of such payments. All such calculations shall be made using the methodology used to calculate the bonus payments to PGPA Physicians in respect of calendar year 1995. BCBSNJ shall have ten business (10) days to review PMG's calculations and notify PMG of any disagreement with such calculations. If BCBSNJ does not notify PMG of any disagreement with PMG's calculations within such 10 business days, BCBSNJ shall be deemed to have accepted and agreed to PMG's calculations of bonus payments due to PGPA Physicians in respect of calendar year 1996.

7.08. PHYSICIAN BENEFIT PLANS. At PMG's request, Sellers will assist Purchasers in obtaining, at Purchasers' expense, retirement, health and welfare benefits for PGPA Physicians for up to six months after the Closing.

7.09     ACCESS AND INFORMATION

         (a) From and after the Closing Date for a period of three (3) years and thereafter with Sellers' consent, which consent shall not be unreasonably withheld, Sellers shall, and shall cause their officers, directors, employees and agents to, afford to Purchasers and their officers, directors, employees, counsel, accountants, advisors, representatives and agents reasonable access, during regular business hours and upon reasonable advance notice, to the officers, employees, agents, properties, offices and other facilities, and to the books and records (including, without limitation, tax returns and work papers of Sellers' independent auditors) and Commitments of Sellers, and shall furnish Purchasers and such others all financial, operating, technical and other data and information which Purchasers, through its officers, employees or agents, may from time to time reasonably request (in each case, to the extent available to Sellers and related to the Health Centers and the business of PGPA); provided, that (x) the foregoing shall be done in a manner so as not to unreasonably interfere with the normal conduct of the Sellers' business, and (y) at Sellers' request, Purchasers and such representatives shall execute a reasonable confidentiality agreement relating to non-public information received in connection therewith.

         (b) From and after the Closing Date for a period of three (3) years and thereafter with Purchasers' consent, which consent shall not be unreasonably withheld, Purchasers shall, and shall cause their officers, directors, employees and agents to, afford to Sellers and their officers, directors, employees, counsel, accountants, advisors, representatives and agents reasonable access, during regular business hours and upon reasonable advance notice, to the officers, employees, agents, properties, offices and other facilities, and to the books and records (including, without limitation, tax returns and work papers of Purchasers' independent auditors) and Commitments of Purchasers, and shall furnish Sellers and such others all financial, operating, technical and other data and information which Sellers, through its officers, employees or agents, may from time to time reasonably request, in each case, to the extent available to Purchasers and related to the Health Centers and the business of PGPA, and in each case solely to the extent relevant and reasonably necessary to the (i) preparation of tax returns and responses to tax audits, (ii) defense or prosecution of any litigation, tax or other claim, (iii) inquiries from any Governmental Body, or (iv) any other reasonable purpose related to the matters referred to it clauses (i), (ii) and
                (iii) above; provided, that (x) the foregoing shall be done in a manner so as not to unreasonably interfere with the normal conduct of the Purchasers' business, and (y) at Purchasers' request, Sellers and such representatives shall execute a reasonable confidentiality agreement relating to non-public information received in connection therewith.

                                     ARTICLE VIII
                     CONDITIONS TO THE OBLIGATIONS OF PURCHASERS

   The obligations of Purchasers to purchase the Purchased Assets and to take the other actions required to be taken by Purchasers at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchasers in whole or in part):

8.01. ACCURACY OF SELLERS' REPRESENTATIONS. Each of the representations and warranties of the Sellers set forth in this Agreement or any Related Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.02. PERFORMANCE OF SELLERS' AGREEMENTS. Each of the covenants and obligations that Sellers are obligated to perform or comply with pursuant to this Agreement or any Related Agreement at or prior to the Closing Date shall have been duly performed and complied with in all material respects.

8.03.    DELIVERIES BY SELLERS.  Purchasers shall have received from Sellers
         (i) the Incentive and Reconciliation Payment, (ii) the Instruments of Assignment and (iii) the other documents and instruments contemplated by Section 3.02.

8.04. OFFICER'S CERTIFICATES. Purchasers shall have received a certificate from the Senior Vice President-Administration, Chief Financial Officer and Treasurer of BCBSNJ and the chief executive or chief financial officer of MGI, dated as of the Closing Date, reasonably satisfactory in form and substance to Purchasers and their counsel, certifying as to the satisfaction of the conditions set forth in Sections 8.01 and 8.02.

8.05. HSR ACT. Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Contemplated
         Transactions shall have expired or been terminated.

8.06.    CONSENTS.  Each of the Consents identified or referred to in
         Schedule 5.03 shall have been obtained in form and substance reasonably satisfactory to Purchasers and must be in full force and effect, and Purchasers shall have obtained all Consents or Permits (including, without limitation, any required approvals from the New Jersey Department of Health and Senior Services and/or the New Jersey Department of Banking and Insurance) necessary to operate after the Closing as contemplated in the Related Agreements.

8.07. NO PROHIBITION. No Legal Requirement or Order shall be in effect (or enacted, promulgated, passed, announced or proposed) that (a) prohibits, restricts or gives rise to a cause of action with respect to any of the Contemplated Transactions or
         (b) is not in effect on the date hereof, and materially restricts or interferes with the operation of the Health Centers or the conduct of PGPA's business as proposed to be conducted by Purchasers after the Closing or could reasonably be expected to have a Material Adverse Effect.

8.08. NO PROCEEDINGS. Since the date of this Agreement, no Proceeding shall have been commenced or threatened,
         (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, (b) that could reasonably be expected to have the effect of preventing, materially delaying or restricting, making illegal, or otherwise materially interfering with any of the Contemplated Transactions, or (c) that could reasonably be expected to have the effect, if adversely decided, of restricting or interfering with the operation of the Health Centers or the business of PGPA as proposed to be conducted by Purchasers after the Closing or could reasonably be expected to have a Material Adverse Effect.

8.09. RELATED AGREEMENTS. Each of the Related Agreements shall have been executed and delivered by each party thereto other than Purchasers.

8.10. TITLE INSURANCE; SURVEYS. Purchasers shall have received title insurance commitments, policies and riders and surveys with respect to each of the Owned Real Properties, in each case in form and substance reasonably satisfactory to Purchasers.

8.11. ESTOPPEL CERTIFICATES. Purchasers shall have received estoppel certificates executed on behalf of the landlord under each of the Real Property Leases, dated as of a date no more than ten days prior to the Closing Date, each in form and substance reasonably satisfactory to Purchasers.

8.12. NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any event which has had or could reasonably be expected to have a Material Adverse Effect.

8.13. REGULATORY APPROVALS. Purchasers shall have received all Regulatory Approvals, in form and substance reasonably satisfactory to Purchasers and their counsel.

8.14. MUTUAL RELEASE. Purchasers shall have received from each of the Sellers an executed counterpart of the Mutual Release, substantially in the form attached hereto as Exhibit C.

8.15 SCHEDULES. Purchasers shall have received from the Sellers updated copies of the schedules to this Agreement, in form and substance reasonably satisfactory to Purchasers and their counsel.

                                      ARTICLE IX
                       CONDITIONS TO THE OBLIGATIONS OF SELLERS

    The obligations of Sellers to sell the Purchased Assets and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers in whole or in part):

9.01. ACCURACY OF PURCHASERS' REPRESENTATIONS. Each of the representations and warranties of the Purchasers set forth in this Agreement or any Related Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

9.02. PERFORMANCE OF PURCHASERS' AGREEMENTS. Each of the covenants and obligations that Purchasers are obligated to perform or comply with pursuant to this Agreement or any Related Agreement at or prior to the Closing Date shall have been duly performed and complied with in all material respects.

9.03. DELIVERIES BY PURCHASERS. Sellers shall have received from Purchasers, (i) the Purchase Price, (ii) the Instruments of Assumption and (iii) the other documents and instruments contemplated by Section 3.03.

9.04. OFFICER'S CERTIFICATES. Sellers shall have received a certificate from the president, chief executive officer or chief financial officer of each Purchaser, dated as of the Closing Date, reasonably satisfactory in form and substance to Sellers and their counsel, certifying as to the satisfaction of the conditions set forth in Sections 9.01 and 9.02.

9.05. HSR ACT. Any applicable waiting period (and any extension thereof) under the HSR Act relating to the Contemplated
         Transactions shall have expired or been terminated.

9.06.    CONSENTS.  Each of the Consents identified or referred to in
         Schedule 4.03 shall have been obtained in form and substance reasonably satisfactory to Sellers and must be in full force and effect.

9.07. NO PROHIBITION. No Legal Requirement or Order shall be in effect (or enacted, promulgated, passed, announced or proposed) that (a) prohibits, restricts or gives rise to a cause of action with respect to any of the Contemplated Transactions and
         (b) has been adopted or issued, or otherwise become effective since the date hereof.

9.08. NO PROCEEDINGS. Since the date of this Agreement, no Proceeding shall have been commenced or threatened,
         (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected to have the effect of preventing, materially delaying or restricting, making illegal, or otherwise materially interfering with any of the Contemplated Transactions.

9.09. RELATED AGREEMENTS. Each of the Related Agreements shall have been executed and delivered by each party thereto other than Sellers.

9.10. MUTUAL RELEASE. Sellers shall have received from each of the Purchasers an executed counterpart of the Mutual Release, substantially in the form attached hereto as Exhibit C.

                                      ARTICLE X
                           TERMINATION PRIOR TO THE CLOSING

10.01. TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Closing:

         (a) By mutual written consent of Purchasers and Sellers duly authorized by the respective Boards of Directors of Purchasers and Sellers;

         (b) By either Purchasers or Sellers in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the Contemplated Transactions shall not have been consummated by January 15, 1997;

         (c) By either Purchasers or Sellers if the consummation of the Contemplated Transactions shall be prohibited by any Order of any Governmental Body and such Order shall remain in effect after the parties hereto shall have used their reasonable best efforts to have such Order reversed or lifted;

         (d) By Sellers (provided they are not otherwise in default or breach of this Agreement), if any of the conditions specified in Article IX have not been met or waived by Sellers at such time as such condition can no longer be satisfied; or

         (e) By Purchasers (provided they are not otherwise in default or breach of this Agreement), if any of the conditions specified in Article VIII have not been met or waived by Purchasers at such time as such condition can no longer be satisfied.

10.02. EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to this Article X shall terminate all obligations of the parties hereunder, except for the obligations under Section 12.08; provided, however, that termination pursuant to Section 10.01(b), (d) or (e) shall not relieve the defaulting or breaching party from any liability to any other party hereto. If this Agreement is terminated pursuant to this Article X, the Operating Agreement and any other existing agreement (other than any Related Agreement) by and between any Seller or Affiliate thereof, on the one hand, and any Purchaser or Affiliate thereof, on the other hand, shall continue in full force and effect in accordance with their terms and neither party shall be deemed to have waived any of its rights thereunder as a result of this Agreement. In the event of such termination, MGI and/or BCBSNJ shall immediately pay PHP all amounts (including, without limitation, Incentive Payments) due retroactively under the Operating Agreement from July 1, 1996.

                                      ARTICLE XI
                                   INDEMNIFICATION

11.01. SURVIVAL. Except as otherwise set forth in this Section 11.01, the representations and warranties made in this Agreement or in any Ancillary Document shall survive the Closing and remain in full force and effect until July 1, 1999 (it being understood that in the event notice of any claim for indemnification under Section 11.02(a) or 11.03(a) hereof shall have been given on or prior to July 1, 1999, the representations and warranties that are the subject of such indemnification claim shall survive until such claim is finally resolved). The representations and warranties contained in Sections 5.11 and 5.16 shall remain in full force and effect indefinitely.

11.02. INDEMNIFICATION BY SELLERS. Sellers shall jointly and severally indemnify and hold harmless Purchasers, their Affiliates, and their respective officers, directors, employees and agents from and against any and all Losses based upon, arising out of, or resulting from, any of the following:

         (a) any breach by Sellers of any of the representations or warranties made by Sellers in this Agreement or in any Ancillary Documents (it being understood that (i) for all purposes of Section 11.02(a), such representations and warranties shall be interpreted without giving effect to the phrase "to the knowledge of Sellers" and (ii) no Seller shall be liable for any loss arising out of a breach of any representation or warranty of Sellers to the extent such Loss is based upon, arises out of or results from (x) facts known to Purchasers on the date of this Agreement or (y) conduct by PHP which would otherwise have constituted a breach of its obligations under the Operating Agreement);

         (b) any failure by Sellers to perform any of their covenants or agreements contained in this Agreement or in any Ancillary Documents; or

         (c) the failure by Sellers to pay, perform or discharge when due any of the Retained Liabilities.

11.03. INDEMNIFICATION BY PURCHASERS. Purchasers shall indemnify and hold harmless Sellers, their Affiliates and their respective officers, directors, employees and agents from and against any and all Losses based upon or resulting from any of the following:

         (a) any breach by Purchasers of any of the representations or warranties made by Purchasers in this Agreement;

         (b) any failure by Purchasers to perform any of their covenants or agreements contained in this Agreement; or

         (c) the failure by Purchasers to pay, perform or discharge when due any of the Assumed Liabilities (provided, however, that any Losses arising out of, resulting from or relating to any breach of any of the representations and warranties or covenants of the Sellers set forth herein shall be excluded).

11.04.   CLAIMS.

         (a)    When a party seeking indemnification under Section 11.02 or
                11.03 (the "Indemnified Party") receives notice of any claims made by third parties (individually, a "Third Party Claim" and collectively, "Third Party Claims") or has any other claim for indemnification other than a Third Party Claim, which is to be the basis for a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice thereof to the other party (the "Indemnifying Party") reasonably indicating (to the extent known) the nature of such claims and the basis thereof; provided, however, that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of its obligations hereunder. Upon notice from the Indemnified Party, the Indemnifying Party may, but shall not be required to, assume the defense of any such Third Party Claim, including its compromise or settlement, and the Indemnifying Party shall pay all reasonable costs and expenses thereof and shall be fully responsible for the outcome thereof; provided, however, that in such case, the Indemnifying Party shall have no obligation to pay any further costs or expenses of legal counsel of the Indemnified Party thereafter incurred in connection with such defense other than reasonable costs of investigation. No compromise or settlement in respect of any Third Party Claims may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld), unless the sole relief is monetary damages that are paid in full by the Indemnifying Party. The Indemnifying Party shall give notice to the Indemnified Party as to its intention to assume the defense of any such Third Party Claim within thirty (30) days after the date of receipt of the Indemnified Party's notice in respect of such Third Party Claim. If the Indemnifying Party does not, within thirty (30) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its assumption of the defense of the Third Party Claim, the Indemnifying Party shall be deemed to have waived its rights to control the defense thereof. If the Indemnified Party assumes the defense of any Third Party Claim because of the failure of the Indemnifying Party to do so in accordance with this Section 11.04, it may do so in such reasonable manner as it may deem appropriate, and the Indemnifying Party shall pay all reasonable costs and expenses of such defense. The Indemnifying Party shall have no liability with respect to any compromise or settlement thereof effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), unless the sole relief granted was equitable relief for which it would have no liability or to which it would not be subject.

         (b) Notwithstanding the foregoing, with respect to any Third Party Claim that the Indemnifying Party is defending, the Indemnified Party shall have the right to retain separate counsel to represent it and the Indemnifying Party shall pay the fees and expenses of such separate counsel if the named parties to any such Third Party Claim include both the Indemnified Party and Indemnifying Party and it is reasonably determined that differing defenses are available to the Indemnified Party and the Indemnifying Party, or there are other conflicts that in either case make it reasonable for separate counsel to represent the Indemnified Party and the Indemnifying Party.

11.05. COMPUTATION OF LOSSES. The amount of any Loss for which indemnification is provided under this Article XI shall be computed net of any net insurance proceeds received by the Indemnified Party in connection with such Loss. For the purposes of this paragraph, the term "net insurance proceeds" shall mean the insurance proceeds received by the Indemnified Party less the retrospective premium adjustments or reimbursement obligations relating thereto and less any increase in premiums attributable thereto.

                                     ARTICLE XII
                                    MISCELLANEOUS

12.01. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the Related Agreements constitute the sole understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

12.02. ASSIGNMENT. This Agreement may not be assigned by either Purchasers or Sellers without the prior written consent of the other, except that (i) Purchasers may, at their election, assign this Agreement in whole or in part to any Affiliate or other third party, but no such assignment shall relieve Purchasers of their obligations hereunder; and (ii) each of the Sellers and Purchasers may assign its respective rights and obligations hereunder to any corporation or other Person which acquires substantially all of its assets.
         Without limiting the generality of the preceding sentence, the parties understand that PHE may assign its right to purchase the Owned Real Property to a real estate investment trust in accordance with Section 2.09 of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

12.03. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

12.04. ACKNOWLEDGMENT. Sellers acknowledge that the representations and warranties contained in this Agreement and in any certificate or other document delivered to Purchasers shall not be deemed waived or otherwise affected by any investigation by Purchasers, their officers, directors, employees, counsel, accountants, advisors, representatives and agents.

12.05. MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by Purchasers and Sellers; provided, however, that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

12.06. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

12.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

12.08. EXPENSES. Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, except as expressly provided otherwise herein and except that the filing fee in connection with the HSR Act filing, if any, shall be shared equally by Purchasers and Sellers.

12.09. NOTICES. Any notice, request, instruction or other document to be given hereunder (a "Notice") by any party hereto to any other party shall be in writing and delivered personally, sent by a recognized nationwide overnight delivery service with charges prepaid, sent by registered or certified mail with postage prepaid (return receipt requested), or sent by facsimile transmission (which is confirmed):

                if to Purchasers, to:

                     PHP Healthcare Corporation
                     11440 Commerce Park Drive
                     Suite 300
                     Reston, Virginia  22091
                     Facsimile:  (703) 758- 3600
                     Confirmation:  (703) 758- 7259
                     Attention:  Jack M. Mazur, President
                with copies to:

                     PHP Healthcare Corporation
                     11440 Commerce Park Drive
                     Suite 300
                     Reston, Virginia  22091
                     Facsimile:  (703) 758- 3600
                     Confirmation:  (703) 758- 7259
                     ATTENTION:  Jerrold J. Hercenberg, Senior Vice
                          President and Counsel

                     and

                     Fried, Frank, Harris, Shriver & Jacobson
                     1001 Pennsylvania Avenue, N.W.
                     Suite 800
                     Washington, D.C.  20004
                     Facsimile:  (202) 639-7003
                     Confirmation:  (202) 639-7000
                     ATTENTION:  Andrew P. Varney, Esq.

                if to Sellers, to:

                     Blue Cross and Blue Shield of New Jersey, Inc. Three Penn Plaza East
                     Newark, New Jersey  01705-2200
                     Facsimile:  (201) 466 8288
                     Confirmation:  (201) 466 8500
                     ATTENTION:  Robert J. Pures, Senior Vice President-
                          Administration, Chief Financial Officer and
                          Treasurer

                with copies to:

                     Blue Cross and Blue Shield of New Jersey, Inc. Three Penn Plaza East
                     Newark, New Jersey  01705-2200
                     Facsimile:  (201) 466 7759
                     Confirmation:  (201) 466 8400
                     ATTENTION:  Susan Scholle Connor, Esq., General
                          Counsel

                     and

                     Epstein, Becker & Green
                     250 Park Avenue
                     New York, NY 10017
                     Facsimile:  (212) 661 0989
                     Confirmation:  (212) 351 4700
                     ATTENTION:  Jeffrey H. Becker, Esq.

         or at such other address for a party as shall be specified by like Notice. Any Notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party, except that any Notice delivered by facsimile transmission shall be deemed to have been given upon confirmation of transmission, provided that Notice so delivered is promptly followed by duplicate Notice to that same party sent by registered or certified mail, postage prepaid (return receipt requested).

12.10. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey without regard to any applicable principles of conflicts of law.

12.11. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective successors or assigns any rights, remedies, liabilities or obligations under or by reason of this Agreement.

12.12. GUARANTEES. BCBSNJ hereby fully and unconditionally guarantees the obligations of MGI and PGPA under this Agreement. PHP hereby fully and unconditionally guarantees the obligations of PMG and PHE under this Agreement.

12.13. NO INDUCEMENT. No amount paid or advanced hereunder by any party is intended to be, nor shall it be construed as, an inducement or payment for a referral of patients, and any such referral of patients is expressly prohibited.

                       [remainder of page intentionally blank]

               IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first above written.

                                            PHP HEALTHCARE CORPORATION


                                            By: /s/ JACK M. MAZUR
                                               ----------------------------
                                            Name:   Jack M. Mazur
                                            Title:  President

                                            PINNACLE MEDICAL GROUP, P.A.


                                            By: /s/ ANTHONY M. PINCINI
                                               ----------------------------
                                            Name:  Anthony M. Pincini
                                            Title: Treasurer

                                            PINNACLE HEALTH ENTERPRISES, L.L.C.


                                            By: /s/ WILLIAM J. LUBIN
                                               ----------------------------
                                            Name:  William J. Lubin
                                            Title: President

                                            BLUE CROSS AND BLUE SHIELD
                                            OF NEW JERSEY, INC.


                                            By: /s/ ROBERT J. PURES
                                               ----------------------------
                                            Name:  Robert J. Pures
                                            Title: Trasurer

                                            MEDIGROUP OF NEW JERSEY, INC.


                                            By: /s/ DONNA M. CELESTINI
                                               ----------------------------
                                            Name:  Donna M. Celestini
                                            Title: Acting President and CEO

                                            PHYSICIAN GROUP PRACTICE
                                            ASSOCIATES, P.A.


                                            By: /s/ RONALD I. PLATT, M.D.
                                               ----------------------------
                                            Name:  Ronald I. Platt, M.D.
                                            Title: President